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                             GOLDEN STATE VINTNERS, INC.

                         NONQUALIFIED STOCK OPTION AGREEMENT


     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _________________, 1998 by and between Golden State Vintners, Inc., a Delaware corporation (the "Company"), and _______________________ ("Optionee") pursuant to the Golden State Vintners, Inc. 1998 Director Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                                   R E C I T A L S:


     A. Optionee is a non-employee member of the Board of Directors of the Company (the "Board") or of Golden State Vintners, a California corporation and wholly-owned subsidiary of the Company (the "Subsidiary").

     B. The Company desires to grant Optionee the right to purchase shares of the Company's Class K Common Stock, par value $.01 per share (the "Class K Common Stock"), pursuant to the terms and conditions of this Agreement and the Plan.


                                  A G R E E M E N T:


     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

     1. OPTION; NUMBER OF SHARES. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of __________ shares (the "Shares") of Class K Common Stock at a price of $________ per share (the "Option Price") to be paid in accordance with Section 6 hereof. This Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan.

     2. VESTING CRITERIA. The Option shall vest and become exercisable on the first anniversary of the date of grant, provided that Optionee has remained in continuous service as a director of the Company or the Subsidiary for the preceding twelve (12)-month period and is a non-employee directors of the Company or the Subsidiary on the applicable anniversary date.

     3. TERM OF AGREEMENT. This Option, and Optionee's right to exercise this Option, shall terminate when the first of the following occurs: (a) termination pursuant to

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Sections 4(d)(ii), 4(d)(iii) or 4(d)(iv) of the Plan; or (b) the expiration of ten (10) years from the date hereof.

     4. TERMINATION OF SERVICE OR OTHER RELATIONSHIP. The termination for any reason of Optionee's service or other relationship with the Company and the Subsidiary shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised, and this Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

     5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee, provided that in the event of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company and/or any Subsidiary, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

     6. EXERCISE OF OPTION. On or after the vesting of the Option in accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased, provided that in no event shall an Option be exercisable for a fractional share;

          (b) a (i) check, (ii) cash, (iii) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised and which have been owned by the Non-Employee Director for at least six (6) months at the time of exercise, (iv) in the event the shares of the Company's


                                          2.
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Common Stock are publicly traded, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a written representation and undertaking, if requested by the Company pursuant to Section 7(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

     7.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

          (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirement.
Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares.

          (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

     8. NO RIGHTS AS A STOCKHOLDER. Optionee shall have no rights as a stockholder of any shares of Class K Common Stock issuable upon exercise of the Option until a certificate


                                          3.
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evidencing such shares shall have been issued to the Optionee, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof, except as may be provided under
Section 6(b) of the Plan.

     9. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     10. CONFIDENTIALITY. Optionee agrees to hold in the strictest of confidence all material information, including without limitation all financial information, provided to Optionee by the Company, and further agrees not to use such information for any purpose adverse to the Company, not to duplicate such information or to deliver such information to any other person.

     11. THIS AGREEMENT SUBJECT TO PLAN. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Board of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Board, shall be final, conclusive and binding on all parties.

     12. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

     13. NOTICES. All notices, requests and other communications hereunder shall be in writing and, if given by telecopy, shall be deemed to have been validly delivered 12 hours after confirmation of transmission to the fax numbers set forth below, if sent during usual business hours; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):


                                          4.
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          If to the Company:

               Golden State Vintners, Inc.
               500 Drake's Landing Road
               Greenbrae, CA  94904
               Fax No.:  (415) 461-4497

          If to Optionee:

               --------------------------
               --------------------------
               --------------------------
               Fax No.:
                         ---------------

     14. NO RIGHT TO REELECTION. Nothing contained in this Agreement shall confer, intend to confer or imply any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Optionee the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

     15. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

     16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.




               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



                                          5.
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          IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the date first above written.

                                        THE COMPANY:

                                        GOLDEN STATE VINTNERS, INC.,
                                        a Delaware corporation



                                        By:
                                              -----------------------------
                                              Jeffrey B. O'Neill
                                              Chief Executive Officer


                                        OPTIONEE:




                                        -----------------------------------




                                          6.